UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2005
RemedyTemp, Inc.
(Exact name of registrant as specified in its charter)

California	0-5260	95-2890471

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Enterprise, Aliso Viejo, California		92656

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	949-425-7600
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement.
Acceleration of Options
On September 26, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of RemedyTemp, Inc. (the “Company”) accelerated the vesting of all of the Company’s unvested stock options awarded to officers and employees under the RemedyTemp, Inc. 1996 Stock Incentive Plan, which have a per share exercise price equal to or greater than $8.01, the closing price of the Company’s common stock on the Nasdaq National Market on September 26, 2005. As a result of the acceleration, options to acquire approximately 121,790 shares of the Company’s common stock (representing approximately 18% of the total outstanding options) became immediately exercisable. Options held by directors of the Company were not accelerated.
In the case of named executive officers of the Company, this accelerated vesting was conditioned on such optionee entering into a lock-up agreement (the “Lock-Up”) providing that he or she will not, subject to limited exceptions, sell, transfer or otherwise dispose of any shares acquired upon exercise of the accelerated portion of the option before that portion of the option would have otherwise vested under the terms of the grant or any severance, employment or other agreement. The foregoing summary of the Lock-Up is qualified in its entirety by reference to the text of the Lock-Up, the form of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
Among the options affected by this action are the following options held by named executive officers of the Company:

		Number of Options
Named Executive Officer	Exercise Price	Subject to Acceleration
Monty Houdeshell	$9.71	21,000
Gunnar Gooding	$9.71	6,000
Janet Hawkins	$9.71	6,000
The Compensation Committee’s decision to accelerate the vesting of these options was based upon the issuance by the Financial Accounting Standards Board of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”), which, in general requires companies to recognize the grant-date fair value of stock options issued to employees as an expense in the income statement and requires companies to recognize the compensation costs related to certain other share-based payment transactions. With respect to the Company, SFAS 123R is effective October 3, 2005. By accelerating the vesting of these options, the Company has eliminated the need to recognize future compensation expense of approximately $560,000 in the aggregate that would have otherwise been required under SFAS 123R to have been recorded over the remaining scheduled vesting period of the options.

Amendment of Employee Stock Purchase Plan
On September 26, 2005, the Compensation Committee, as Administrator under the Company’s 1996 Employee Stock Purchase Plan (the “ESPP”), approved certain amendments to the ESPP, which is a plan that allows eligible employees to purchase shares of the Company’s common stock at a pre-determined discount. These amendments will be effective for all offering periods commencing on or after October 1, 2005.
Prior to the amendments to the ESPP, the price that employees paid for the stock purchased at the end of each offering period was equal to 85% of the lower of (1) the fair market value of the Company’s common stock at the beginning of the offering period and (2) the fair market value of the Company’s common stock at the end of that offering period.
After giving effect to the amendments, the price that employees pay for the stock purchased at the end of each offering period will be equal to 95% of the fair market value of the common sock at the end of the offering period.
The decision to amend the ESPP was made primarily to minimize compensation expense in future financial statements upon the adoption of SFAS 123R.
The foregoing description of the ESPP, as amended, is qualified in its entirety by reference to the full text of the amended and restated ESPP, which is filed as Exhibit 10.2 to this report and is incorporated herein by reference.
Amendment to Executive Compensation
On September 26, 2005, the Compensation Committee approved an increase in the target bonus for one of its named executive officers, Gunnar Gooding. Mr. Gooding’s target bonus under the Fiscal 2006 Short-Term Incentive Plan was increased from 43.33% of his annual base salary to 50% of his annual base salary.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
10.1	Form of Lock-Up Agreement

10.2	1996 Employee Stock Purchase Plan (amended and restated effective as of September 26, 2005)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 27, 2005	RemedyTemp, Inc.
	By:	/s/ Monty A. Houdeshell
Name: Monty A. Houdeshell
Title: Senior Vice President and Chief Administrative Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Lock-Up Agreement
10.2	1996 Employee Stock Purchase Plan (amended and restated effective as of September 26, 2005)